UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CVB FINANCIAL CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Online

Go to www.investorvote.com/CVBF or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by May 20, 2020 at 12:00 AM, local time.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 20, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.investorvote.com/CVBF

Easy Online Access — View your proxy materials and vote.

Step    1: Go to www.investorvote.com/CVBF.

Step    2: Click on the icon on the right to view meeting materials.

Step    3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step    4: Make your selections as instructed on each screen for your delivery preferences.

Step    5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 6, 2020 to facilitate timely delivery.

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Shareholder Meeting Notice

CVB Financial Corp.’s Annual Meeting of Shareholders will be held on May 20, 2020 at CVB Financial Corp. Corporate Headquarters, 701 North Haven Avenue, Ontario, CA 91764, at 8:00 AM local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3:

1. Election of Directors:

01—George A. Borba, Jr.

02—David A. Brager

03—Stephen A. Del Guercio

04—Rodrigo Guerra, Jr.

05—Anna Kan

06—Marshall V. Laitsch

07—Kristina M. Leslie

08—Raymond V. O’Brien III

09—Hal W. Oswalt

The Board of Directors recommends a vote FOR the following proposal:

2. Ratification of appointment of KPMG LLP as independent registered public accountants of CVB Financial Corp. for the year ending December 31, 2020.

The Board of Directors recommends a vote FOR the following proposal:

3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Say-On-Pay”).

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

We intend to hold our annual meeting in person consistent with the requirements of the California Corporations Code. However, as part of our precautions regarding the coronavirus or COVID-19 and for the convenience of our shareholders, we are planning to provide interested shareholders, members of our Board of Directors and our team members with the opportunity to participate in our annual meeting by remotely dialing into an audio conference call, which will broadcast the proceedings concurrently and allow for questions and answers. In contrast to past years, there will be no food or refreshments provided at this meeting.

The live audio call will be held concurrent with our annual meeting (8:00 a.m. PDT on May 20, 2020). To participate in our conference call facility, please dial (877) 506-3368. Questions will be permitted when prompted by the moderator. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available until 6:00 am PDT on May 27, 2020. To access the replay, please dial (877) 344-7529, passcode 10140882.

Please note that, consistent with our practice in prior years and in accordance with California law, in order to cast your votes on the matters to be considered at our annual meeting, please either (i) vote in advance by internet, telephone or return of your proxy card or (ii) vote in person by attending the annual meeting at its designated location. We will not have the ability to accept or change any shareholder votes on the annual meeting audio call.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

— Internet – Go to www.investorvote.com/CVBF.

— Phone – Call us free of charge at 1-866-641-4276.

— Email – Send an email to investorvote@computershare.com with “Proxy Materials CVB Financial Corp.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 6, 2020.